Exhibit 4.3

SERIES A SENIOR NOTE SUPPLEMENTAL INDENTURE

SERIES A SENIOR NOTE SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of June 30, 2010, among Clear Channel Worldwide Holdings, Inc., a Nevada corporation (the “Issuer”), the guarantors listed on Schedule I hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 23, 2009, providing for the issuance of 9.25% Series A Senior Notes due 2017 (the “2017 A Notes”);

WHEREAS, Section 9.01 of the Indenture provides that the Issuer, any Guarantor (with respect to a Guarantee to which it is a party or the Indenture) and the Trustee may, at any time and from time to time, amend the Indenture to cure any ambiguity, omission, mistake, defect or inconsistency without the consent of any Holder; and

WHEREAS, the Issuer, the Guarantors and the Trustee wish to amend the Indenture as set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee hereto agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of 2017 A Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Amendment to Indenture. Pursuant to Section 9.01(1) of the Indenture, Section 4.07 of the Indenture is hereby amended, effective as of the Issue Date, as follows:

The words “other than” before the colons in clauses (1) and (3) of Section 4.07(a) of the Indenture shall be deleted and replaced with the word “including”.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

8. Successors. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in the Indenture or in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

Clear Channel Worldwide Holdings, Inc.

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	EVP and Chief Financial Officer

GUARANTORS:

Clear Channel Outdoor Holdings, Inc.

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	EVP and Chief Financial Officer

Clear Channel Outdoor, Inc.

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	EVP and Chief Financial Officer

Clear Channel Adshel, Inc.

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	EVP and Chief Financial Officer

1567 Media LLC

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	EVP and Chief Financial Officer

Clear Channel Spectacolor, LLC

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	EVP and Chief Financial Officer

Clear Channel Outdoor Holdings Company Canada

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	EVP and Chief Financial Officer

Outdoor Management Services, Inc.

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	EVP and Chief Financial Officer

In-ter-space Services, Inc.

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	EVP and Chief Financial Officer

TRUSTEE:

U.S. Bank National Association

By:	/s/ BRAD HOUNSEL
Name:	Brad Hounsel
Title:	Vice President

Schedule I to Supplemental Indenture

Guarantors

Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor, Inc.

Clear Channel Adshel, Inc.

1567 Media LLC

Clear Channel Spectacolor, LLC

Clear Channel Outdoor Holdings Company Canada

Outdoor Management Services, Inc.

In-ter-space Services, Inc.